UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
July 2, 2010

JINHAO MOTOR COMPANY
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-52482	20-2308107
(Commission File Number)	(IRS Employer Identification No.)

2601 E. Turquoise Drive, Phoenix, AZ 85028
(Address of Principal Executive Offices)      (Zip Code)

602-206-3582
(Registrant's Telephone Number, Including Area Code)

Georgia International Mining Corp.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of  the following provisions (see General Instruction A.2. below):

   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Reverse Share Split and Change in Fiscal Year

Effective April 9, 2010, we amended our articles with the Nevada Secretary of State to reflect the following:

1.	an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 70,000,000 shares to 200,000,000 shares, par value of $0.001 per share;

2.
an amendment to our Articles of Incorporation to establish preferred shares with authorized capital of 50,000,000 shares, par value $0.001 per, for which the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the freferred shares; and

3.	an amendment to our Articles of Incorporation to change our name from Georgia International Mining Corp., to Jinhao Motor Company.

Our Board of Directors also approved a consolidation of our current issued and outstanding common shares on a 0.590362 new share for 1 old share.  There was no change to our authorized capital as a result of the reverse stock split.  Fractional shares resulting from the reverse stock split will be rounded down.

Shareholder approval for these amendments was obtained by written consent of one shareholder owning 4,200,000 shares of our common stock, which represented 50.8% of our issued and outstanding common shares on March 3, 2010.

Item 7.01   Regulation FD Disclosure

The name change and reverse stock split is effective with the Over-the-Counter Bulletin Board at the opening for trading on July 2, 2010 under the new stock symbol “GIMCD”.  The “D” on our new trading symbol will be removed on August 2, 2010, 20 business days after the initial symbol change.  Our new CUSIP number is 47759X101.

Item 9.01   Financial Statements, Pro Forma Financial Information and Exhibits

No.	Exhibits

3.1	Certificate of Amendment filed with the Nevada Secretary of State on April 9, 2010. (incorporated by reference to our Current Report on Form 8-K filed on April 9, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2010

By: /s/ Ed Forister
Name:   Ed Forister
Title:    President, CEO, CFO